UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 30, 2015

ServisFirst Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36452	26-0734029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

850 Shades Creek Parkway, Birmingham, Alabama	35209
(Address of principal executive offices)	(Zip Code)

(205) 949-0302
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 – Submission of Matters to a Vote of Security Holders.

(a)	On April 30, 2015, the Company held its Annual Meeting of Stockholders.

(b)	Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended; there was no solicitation in opposition to management’s nominees for directors as listed in the Proxy Statement and all such nominees for director listed in the Proxy Statement were elected. The final results of the voting for directors are set forth below:

Proposal 1

Election of Directors

Nominee	For	Withhold	Abstain	Broker non-votes
Stanley M. Brock	17,513,010	71,917	-	3,998,213
Thomas A. Broughton III	17,572,874	12,053	-	3,998,213
Joseph R. Cashio	17,566,444	18,483	-	3,998,213
James J. Filler	17,572,724	12,203	-	3,998,213
Michael D. Fuller	17,570,109	14,818	-	3,998,213
Hatton C.V. Smith	17,572,874	12,053	-	3,998,213

Described below are the other matters voted upon at the Annual Meeting and the final number of affirmative votes, negative votes and abstentions.

Proposal 2

Ratification of Dixon Hughes Goodman LLP as Independent Registered Public Accounting Firm

for the year ending December 31, 2015 - approved

For	Against	Abstain	Broker non-votes
21,485,088	10,800	87,252	-

Proposal 3

Advisory vote on executive compensation - approved

For	Against	Abstain	Broker non-votes
17,218,391	174,415	192,121	3,998,213

As of the record date of the Annual Meeting, 25,483,110 shares of common stock were issued and outstanding, with 21,583,140 shares of common stock represented by proxies at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVISFIRST BANCSHARES, INC.

/s/ Thomas A. Broughton III
Dated: May 1, 2015	By:	Thomas A. Broughton III
Chief Executive Officer